UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

DBX ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	811-22487	36-4766438
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

60 Wall Street

New York, New York 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 250-5883

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2014, NYSE Regulation, Inc. (the “Staff”) provided notice to DBX ETF Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Rule 5.5(g)(2)(a)(1) of NYSE Arca Equities, Inc. (“NYSE Arca”). Rule 5.5(g)(2)(a)(1) requires that, in order to comply with NYSE Arca continued listing standards, a listed company must maintain, no fewer than 50 record and/or beneficial holders of Units for 30 or more consecutive trading days following the initial twelve-month period beginning upon the commencement of trading of a series of Units. Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF (the “Fund”), a series of the Trust, was reported to have less than 50 beneficial shareholders as of November 7, 2014. Five business days following the notification letter, NYSE Arca will attach to the Fund’s ticker on the consolidated tape a “below compliance” (.BC) indicator.

In accordance with NYSE Arca procedures, the Trust must submit a written response containing data indicating that the Fund is compliant with Rule 5.5(g)(2)(a)(1), its plan to re-gain compliance in the near term or other reasons the Trust believes that the Fund should not be delisted prior to the meeting regarding continued listing to be held on December 8, 2014 pursuant to Rule 5.5(m) of NYSE Arca Rules. The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to re-gain compliance, the Staff will indicate the terms and duration of the allowable “cure period.” In order to re-gain compliance during any “cure period,” the Trust will be required to demonstrate that the Fund has at least 50 record or beneficial holders over a period of two consecutive months. If the Staff decides in favor of delisting the Fund, the Fund will be suspended from trading before the opening of business on December 9, 2014. In such case, the Trust will have the right to request an appeal of the Staff’s decision at a hearing pursuant to Rule 5.5(m) of NYSE Arca Rules.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Trust is able to re-gain compliance with the NYSE Arca continued listing standards, whether the Fund is able to avoid potential delisting from the NYSE Arca, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBX ETF Trust

Date: November 21, 2014	By:	/s/ Michael Gilligan
	Name:	Michael Gilligan
	Title:	Treasurer, Chief Financial Officer and Controller